UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☑	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Nuveen Municipal Value Fund, Inc. (NUV)

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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The following materials were mailed to financial advisors on or about August 13, 2007.
August 13, 2007
[Name]
[Firm]
[Address1]
[Address2]
[City, St Zip]
Dear [Name]:
We want to share with you in advance important news regarding Nuveen Investments. As part of Madison Dearborn’s announced intention to buy Nuveen, we will soon deliver proxies to both open and closed-end fund investors asking them to approve new investment management agreements necessitated by the change in control. A shareholder meeting is scheduled for October 12, 2007 and we will be mailing proxies to shareholders in late August and early September.
We will also contact your proxy department to provide them with all relevant information regarding this process. To facilitate this process, we ask for your help communicating this information to your financial advisors and their clients. Enclosed is a copy of the communication we will send to advisors regarding the proxy.
In addition, we have engaged a proxy solicitation service, Computershare Fund Services (CFS), to assist us in gathering the necessary votes in a timely manner.
We thank you for your continued support of Nuveen. If you have any further questions regarding the proxy solicitation, please contact me at [Phone].
Sincerely,
[Nuveen Contact]

August 20, 2007
[Name]
[Firm]
[Address1]
[Address2]
[City, St Zip]
Dear Valued Advisor:
We want to share with you in advance important news regarding Nuveen Investments. As part of Madison Dearborn’s recently announced intention to buy Nuveen, we will soon deliver proxies to both open and closed-end fund investors asking them to approve new investment management agreements necessitated by the change in control. A shareholder meeting is scheduled for October 12, 2007 and we will be mailing proxies to shareholders in late August and early September.
To facilitate this process, we ask for your help to communicate this information to your clients. On the reverse side of this letter are Q&A regarding the proxy that outline the proposal and the voting process. To view the actual proxy statements, you can go to www.nuveen.com to access them. In addition, we have engaged a proxy solicitation service, Computershare Fund Services (CFS), to assist us in gathering the necessary votes in a timely manner. To reduce expense, and avoid or minimize client phone calls from the proxy solicitation service, please urge your clients to vote as soon as possible.
Because we value your relationship, we are sending this proxy information prior to its delivery to your clients who hold Nuveen fund shares. Should you have any further questions regarding this change, please contact your Nuveen representative.
Sincerely,
Nuveen Investments, Inc.

IMPORTANT NOTICE
TO FUND SHAREHOLDERS
Although we recommend that you read the complete Proxy Statement, for your convenience, we have provided a brief overview of the issues to be voted on.
Q.	Why am I receiving this Proxy Statement?

A.	You are being asked to vote on the following important matters affecting your fund:

Approval of a New Investment Management Agreement and if applicable, a New Sub-Advisory Agreement. Nuveen Asset Management (“NAM”) serves as your fund’s investment adviser. Nuveen Investments, Inc. (“Nuveen”), the parent company of NAM, recently announced its intention to be acquired by Windy City Investments, Inc., a corporation formed by a group of investors led by Madison Dearborn Partners, LLC, and to thereby become a privately-held company. In the event this takes place, securities laws require your fund’s shareholders to approve a new investment management agreement between NAM and the fund, and if applicable, a new sub-advisory agreement between NAM and the sub-advisor of the fund.

In addition, your Fund/Trust is seeking shareholder ratification of the selection of independent auditors for the Fund/Trust for the current fiscal year. Your Fund/Trust may also be seeking shareholder approval to elect Board Members to serve on your Fund/Trust Board.

Finally, Nuveen Large-Cap Value Fund (“Large-Cap Value”) is seeking shareholder approval of investment-related proposals. Specifically, Large-Cap Value is seeking shareholder approval of two additional sub-advisers and of a change to its investment objective.

Your fund’s Board Members, including your Board’s independent members, unanimously recommends that you vote FOR each proposal.

Your vote is very important. We encourage you as a shareholder to participate in your fund’s governance by returning your vote as soon as possible. If enough shareholders don’t cast their votes, your fund may not be able to hold its meeting or the vote on each issue, and will be required to incur additional solicitation costs in order to obtain sufficient shareholder participation.

Q.	How will I as a fund shareholder be affected if Nuveen becomes a privately-held company?

A.	Your fund investment will not change as a result of NAM’s change of ownership. You will still own the same fund shares and the underlying value of those shares will not change as a result of the transaction. NAM will continue to manage your fund according to the same objectives and policies as before, and does not anticipate any significant changes to its operations.

Q.	Will there be any important differences between my fund’s new investment management agreement and the current agreement?

A.	No. The terms of the two agreements will be substantially the same. There will be no change in the fees you pay, who manages your fund, its objectives and policies, or its day-to-day management.

Q.	What happens if shareholders don’t approve the new investment management agreement?

A.	NAM will continue to manage your fund under an interim agreement, but must place its compensation for its services during this interim period in escrow, pending shareholder approval. This is discussed in more detail in the proxy. Your fund’s Board urges you to vote without delay in order to avoid potential disruption to the fund’s operations.

Q.	Who do I call if I have questions?

A.	If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Computershare Fund Services, your fund proxy solicitor, at 866-434-7510. Please have your proxy material available when you call.

Q.	How do I vote my shares?

A.	You can vote your shares by completing and signing the enclosed proxy card, then mailing it in the enclosed postage-paid envelope. Alternatively, you may vote by telephone by calling the toll-free number on the proxy card, or by computer by going to the Internet address provided on the proxy card, and following the instructions, using your proxy card as a guide.

Q.	Will anyone contact me?

A.	You may receive a call from Computershare Fund Services, the proxy solicitor hired by the fund, to verify that you received your proxy materials, to answer any questions you may have about the proposals and to encourage you to vote your proxy.